Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated February 24, 2014, with respect to the financial statements of Western Asset Corporate Bond Fund, a series of Legg Mason Partners Income Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated February 24, 2014, with respect to the financial statements of Western Asset Mortgage Backed Securities Fund, a series of Legg Mason Partners Income Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated February 24, 2014, with respect to the financial statements of Western Asset Short-Term Bond Fund, a series of Legg Mason Partners Income Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014